                                 FIRST AMENDMENT
                                     TO THE
                            STOCK PURCHASE AGREEMENT

                  THIS FIRST AMENDMENT to the Stock Purchase Agreement dated March 28, 1997 (the "STOCK PURCHASE AGREEMENT") by and between Mercury Finance Company, a Delaware corporation ("SELLER") and Frontier Insurance Group, Inc., a Delaware corporation ("BUYER"), is made and entered into this 29th day of May, 1997.

                 WHEREAS, Buyer and Seller have agreed to amend certain terms of the Stock Purchase Agreement;

                  NOW, THEREFORE, in consideration of the premises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

                 1. Amendment to Section 10.1. Section 10.1(c) and Section 10.1(d) are hereby amended by replacing May 31, 1997 with June 4, 1997.

                 2. No Other Amendment; Confirmation. Except as expressly amended, modified and supplemented hereby, the provisions of the Stock Purchase Agreement are and shall remain in full force and effect.

                 3. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                 4. Governing Law. This Agreement shall be interpreted in accordance with the substantive laws of the State of Illinois applicable to contracts made and to be performed wholly within said state.

                 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


FRONTIER INSURANCE GROUP, INC.             MERCURY FINANCE COMPANY

By:                                        By:
    ------------------------------            -----------------------------

Its:                                       Its:
    ------------------------------            -----------------------------